EXHIBIT 2.3

                     PLAN AND AGREEMENT OF TRIANGULAR MERGER
                                     BETWEEN
                        ENVIRONMENTAL TECHNOLOGIES, INC.,
                               PARR SUB TWO, INC.
                                       AND
                     ADVANCED FUEL FILTRATION SYSTEMS, INC.


         THIS AGREEMENT is made this 29 day of December, 2003 by and between ENVIRONMENTAL TECHNOLOGIES, INC., a Nevada corporation ("Environmental Technologies"), PARR SUB TWO, INC., a California corporation ("Parr Sub Two"), ADVANCED FUEL FILTRATION SYSTEMS, INC., a California corporation ("AFFS"), and DOUGLAS L. PARKER, JAMES R. CHRIST, GROVER G. MOSS, and DONALD G. ST. CLAIR (collectively, the "stockholders of AFFS").

         WHEREAS, Parr Sub Two is a wholly-owned subsidiary of Environmental Technologies; and

         WHEREAS, Environmental Technologies and the stockholders of AFFS desire to cause the merger of Parr Sub Two with and into AFFS (the "Merger"); and

         WHEREAS, as a result of the Merger, the stockholders of AFFS will receive shares of the common stock of Environmental Technologies, par value $0.001 per share (the "Environmental Technologies Common Stock") in exchange for all of their shares of the common stock of AFFS, no par value per share (the "AFFS Common Stock"); and

         WHEREAS, after the Merger, AFFS will become a wholly-owned subsidiary of Environmental Technologies;

         NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties agree as follows:

         1. PLAN ADOPTED. A plan of merger whereby Parr Sub Two merges with and into AFFS (this "Plan of Merger"), pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes, Section 1101 of the California Corporations Code, and Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended, is adopted as follows:

                  (a) Parr Sub Two shall be merged with and into AFFS, to exist and be governed by the laws of the State of California.

                  (b) AFFS shall be the Surviving Corporation (the "Surviving Corporation") and a wholly-owned subsidiary of Environmental Technologies.

                  (c) When this Plan of Merger shall become effective, the separate existence of Parr Sub Two shall cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and properties of Parr Sub Two and shall be subject to all the debts and liabilities of such corporation in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the property of each constituent entity shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Merger.

                  (d) The Surviving Corporation will be responsible for the payment of all fees and franchise taxes of the constituent entities payable to the States of California and Nevada, if any.

                  (e) The Surviving Corporation will carry on business with the assets of AFFS, as well as the assets of Parr Sub Two.

                  (f) The Surviving Corporation will be responsible for the payment of the fair value of shares, if any, required under the Nevada Revised Statutes and the California Corporations Code.

                  (g) The stockholders of AFFS will surrender all of their shares of the AFFS Common Stock in the manner hereinafter set forth.

                  (h) In exchange for the shares of AFFS Common Stock surrendered by the stockholders of AFFS, Environmental Technologies will issue and transfer to such stockholders on the basis hereinafter set forth, shares of the Environmental Technologies Common Stock.

                  (i) Environmental Technologies, the sole stockholder of Parr Sub Two, will surrender its shares of the Parr Sub Two Common Stock held by it in exchange for shares of the AFFS Common Stock.

         2. EFFECTIVE DATE. The effective date of the Merger (the "Effective Date") shall be the date of the filing of instruments effecting the Merger for AFFS and Parr Sub Two in the State of California.

         3. SUBMISSION TO STOCKHOLDERS. This Plan of Merger shall be submitted for approval separately to the stockholders of AFFS and Parr Sub Two in the manner provided by the laws of the State of California.

         4. MANNER OF EXCHANGE. On the Effective Date, the stockholders of AFFS shall surrender their stock certificates representing the AFFS Common Stock to Environmental Technologies in exchange for certificates representing the shares of the Environmental Technologies Common Stock to which they are entitled. In exchange, Environmental Technologies shall receive all of the issued and outstanding shares of the AFFS Common Stock held by the stockholders of AFFS. The 1,000 shares of the Parr Sub Two Common Stock will be cancelled.

         5. BASIS OF EXCHANGE. The stockholders of AFFS currently own 100 shares of the AFFS Common Stock, which shares constitute all of the issued and outstanding shares of the capital stock of AFFS. As a result of the Merger, the stockholders of AFFS shall be entitled to receive, in exchange for all of their AFFS Common Stock, 2,000,000 shares of the Environmental Technologies Common Stock, having an agreed value of $4,000,000 on the Effective Date. The shares to be transferred to the stockholders of AFFS shall contain a legend restricting the transfer thereof as required by the Securities Act of 1933, as amended.

         6. ADDITIONAL CONSIDERATION. As additional consideration for the
Merger:

                  (a) Environmental Technologies shall deliver to the stockholders of AFFS on the Effective Date the sum of $1,000,000.00, to be payable pursuant to a promissory note due on or before March 31, 2004.

                  (b) It is acknowledged that Environmental Technologies made an advance to AFFS of $250,000 (the "Advance") which was applied against debts owing by AFFS as of the date of the Advance which was November 14, 2003. In the event that the Merger is not consummated, the Advance will be considered irrevocable and non-refundable.

                  (c) On the Effective Date, the stockholders of AFFS will assign, transfer, and convey to Environmental Technologies all of their shares of the capital stock of Advanced Petroleum Transport, Inc., a California corporation, which shares will constitute all of the issued and outstanding shares of the capital stock of Advanced Petroleum Transport, Inc.

                  (d) On the Effective Date, Environmental Technologies will assume all of the AFFS Third Party Liability Debts described in ATTACHMENT A, (the "AFFS Third Party Liability Debts").

                  (e) It is contemplated by the parties that Environmental Technologies will commence a private placement of its securities (the "Private Placement") after the Effective Date. Environmental Technologies agrees, that as soon as possible after the commencement of the Private Placement, but in no event later than March 31, 2004, Environmental Technologies will cause the release of all continuing guaranties of the stockholders of AFFS in connection with the AFFS Third Party Liability Debts. Provided, however, notwithstanding anything herein contained to the contrary, if the Board of Directors of Environmental Technologies determines in its sole and unfettered discretion that it would not be in the best interest of Environmental Technologies to effectuate the release on or before March 31, 2004 of such continuing guaranties of the stockholders of AFFS in connection with the AFFS Third Party Liability Debts, the Board of Environmental Technologies may extend the deadline when it must secure a release of the AFFS Third Party Liability Debts for successive periods of 90 days, up to June 30, 2005.

         7. DIRECTORS AND OFFICERS.

                  (a) The present Board of Directors of AFFS shall serve as the Board of Directors of the Surviving Corporation until the next annual meeting or until such time as their successors have been elected and qualified.

                  (b) If a vacancy shall exist on the Board of Directors of the Surviving Corporation on the Effective Date, such vacancy may be filled by the Board of Directors as provided in the Bylaws of the Surviving Corporation.

                  (c) All persons who, on the Effective Date, are executive or administrative officers of AFFS shall be officers of the Surviving Corporation until the Board of Directors of the Surviving Corporation shall otherwise determine. The Board of Directors of the Surviving Corporation may elect or appoint such additional officers as it may deem necessary or appropriate.

         8. ARTICLES OF INCORPORATION. The Articles of Incorporation of AFFS existing on the Effective Date, a copy of which is attached hereto as ATTACHMENT B, shall continue in full force as the Articles of Incorporation of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

         9. BYLAWS. The Bylaws of AFFS existing on the Effective Date, a copy of which is attached hereto as ATTACHMENT C, shall continue in full force as the Bylaws of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

         10. COPIES OF THE PLAN OF MERGER. A copy of this Plan of Merger is on file at 1275 Graphite Drive, Corona, California 92881, the principal offices of AFFS, and 8513 Rochester Avenue, Rancho Cucamonga, California 91730, the principal offices of Environmental Technologies and Parr Sub Two. A copy of this Plan of Merger will be furnished to any stockholder of AFFS, Environmental Technologies, or Parr Sub Two, on written request and without cost.

         11. RECORDS OF AFFS. For a period of five years following the Effective Date, the books of account and records of AFFS pertaining to all periods prior to the Effective Date shall be available for inspection by the stockholders of AFFS for use in connection with tax audits.

         12. NO REPRESENTATION. It is acknowledged, understood and agreed that Environmental Technologies has relied on its own investigations and due diligence endeavors in making its decision to proceed with the Merger in accordance with the terms hereof and will never claim that, in making its decision to proceed with the Merger it has relied on any statements, representations, or warranties (regardless of the form thereof) which may have been made, directly or indirectly, by the Surviving Corporation, or any of its officers, directors, stockholders, legal or financial representatives, or any person, former entity affiliated or associated therewith and that Environmental Technologies is acquiring the Surviving Corporation in the manner specified herein on an "as is" basis and assumes all risks associated with the status of the assets and liabilities of the Surviving Corporation as they may exist at the Effective Date.

         13. AGREEMENT REGARDING COLLATERAL. The undersigned, do hereby acknowledge, understand and agree that in conjunction with the business combination of Christie-Petersen Development, a California corporation, H.B. Covey, Inc., a California corporation, AFFS, and Environmental Technologies, and with respect to any affiliate or successor in interest to any of such corporations, as well as their officers, directors, and stockholders, no asset belonging to any of the constituent corporations, or which may be made available for their use, will be allowed to, or become, collateral for security of the performance of any debt obligation arising out of the implementation of such business combination in favor of any of the constituent corporations or any of their officers, directors, stockholders or affiliates.

         14. NO ASSIGNMENT. This Agreement shall not be assignable by any party without the prior written consent of the other parties, which consent shall be subject to such parties' sole, absolute and unfettered discretion.

         15. ATTORNEYS' FEES. In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this Agreement for a breach of this Agreement, the parties hereby covenant and agree that the party who is found to be in breach of this Agreement shall also be liable for all reasonable attorneys' fees and costs of court incurred by the other parties. Provided, however, in the event that there has been no breach of this Agreement, whether or not the transactions contemplated hereby are consummated, each party shall bear its own costs and expenses (including any fees or disbursements of its counsel, accountants, brokers, investment bankers, and finder's fees).

         16. BENEFIT. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

         17. NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail, if to AFFS and the stockholders of AFFS, addressed to Mr. Douglas L. Parker at 1275 Graphite Drive, Corona, California 92881, telecopier
(909) 520-9275, and e-mail doug@advservices.net; and if to Environmental Technologies and Parr Sub Two, addressed to Mr. Steven D. Rosenthal at 8513 Rochester Avenue, Rancho Cucamonga, California 91730, telecopier (909) 477-3031, and e-mail steve@cpidevelopment.com. Any party hereto may change its address upon 10 days' written notice to any other party hereto.

         18. CONSTRUCTION. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

         19. WAIVER. No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

         20. CUMULATIVE RIGHTS. The rights and remedies of any party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         21. INVALIDITY. In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

         22. TIME OF THE ESSENCE. Time is of the essence of this Agreement.

         23. INCORPORATION BY REFERENCE. The Attachments to this Agreement referred to or included herein constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

         24. MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         25. LAW GOVERNING; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to any conflicts of laws provisions thereof. Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court for the Central District of California, as well as of the Superior Courts of the State of California in Riverside County, California over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

         26. ENTIRE AGREEMENT. This instrument and the attachments hereto, as well as any collateral agreements relating to the subject matter hereto or the operation of Environmental Technologies and the Surviving Corporation following the Merger, contain the entire understanding of the parties with respect to the subject matter hereof and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

         IN WITNESS WHEREOF, this Agreement has been executed in multiple counterparts on the date first written above.

                                         ENVIRONMENTAL TECHNOLOGIES, INC.



                                         By /s/ Steven D. Rosenthal
                                            ------------------------------------
                                            Steven D. Rosenthal,
                                            Chairman and Chief Executive Officer


                                         PARR SUB TWO, INC.



                                         By /s/ Steven D. Rosenthal
                                            ------------------------------------
                                            Steven D. Rosenthal,
                                            Chairman and Chief Executive Officer


                                         ADVANCED FUEL FILTRATION SYSTEMS, INC.



                                         By /s/ Douglas L. Parker
                                            ------------------------------------
                                            Douglas L. Parker, President


                                         /s/ Douglas L. Parker
                                         ---------------------------------------
                                         DOUGLAS L. PARKER



                                         /s/ James R. Christ
                                         ---------------------------------------
                                         JAMES R. CHRIST



                                         /s/ Grover G. Moss
                                         ---------------------------------------
                                         GROVER G. MOSS



                                         /s/ Donald G. St. Clair
                                         ---------------------------------------
                                         DONALD G. ST. CLAIR

ATTACHMENTS:
------------
Attachment A - AFFS Third Party Liability Debts
Attachment B - Articles of Incorporation of Advanced Fuel Filtration Systems,
               Inc.
Attachment C - Bylaws of Advanced Fuel Filtration Systems, Inc.

                                  ATTACHMENT A
                        AFFS THIRD PARTY LIABILITY DEBTS

                        AFFS THIRD PARTY LIABILITY DEBTS


$4,484,066.00

                                  ATTACHMENT B
                          ARTICLES OF INCORPORATION OF
                     ADVANCED FUEL FILTRATION SYSTEMS, INC.

                                                                         1770199
                                                                        ENDORSED
                                                                           FILED
                                         In the office of the Secretary of State
                                                      of the State of California
                                                                     SEP 18 1995


                          ARTICLES OF INCORPORATION OF
                             YLD/CLEAN FUELS, INC.

                            A California Corporation


         ARTICLE ONE: The name of this corporation shall be YLD/CLEAN FUELS, INC.

         ARTICLE TWO: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         ARTICLE THREE: The existence of the corporation is perpetual.

         ARTICLE FOUR: The name and complete business address within the State of California of the corporation's initial agent for service of process within the State of California, in accordance with the provisions of subdivision (b) of
Section 1502 of the General Corporation Law of the State of California, are as follows:

                                  DEAN GROSCOST
                              15412 Electronic Lane
                           Huntington Beach, CA 92649

         ARTICLE FIVE: The total number of shares which the corporation is authorized to issue is One thousand (1,000) common shares. All of such shares shall be of a single class, and shall be without par value.

         No preferences, qualifications, limitations, restrictions, or special rights, other than those provided by law, shall exist with respect to any of the shares of the corporation or by of the holders of such shares.

         All or any part of the aforesaid shares may be issued for such consideration as from time to time may be determined by the word of Directors.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on this 12th day of the month of September, 1995.


                                                  /s/ David M. Sine
                                                  ------------------------------
                                                         DAVID M. SINE
                                                         INCORPORATOR



         The undersigned does hereby declare and acknowledge that he is the person who execute the foregoing Articles of Incorporation as the incorporator of the corporation named therein an( does hereby further declare and acknowledge that his execution of said Articles of Incorporation is his act and deed as said incorporator.


Dated: September 12, 1995

                                                  /s/ David M. Sine
                                                  ------------------------------
                                                         DAVID M. SINE
                                                         INCORPORATOR

                                                                         1770199

STATE
OF CALIFORNIA
SECRETARY OF STATE'S OFFICE


                               CORPORATE DIVISION

I, BILL JONES, Secretary of State of the State of California, hereby certify:

         That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.


                                                 IN WITNESS WHEREOF, I execute
                                            this certificate and affix the Great
                                            Seal of the State of California this


                                                                 SEP 19 1995
                                                            --------------------


[Seal of the State of California]

                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                              YLD/CLEAN FUELS, INC.


LAURA L, PARKER and DOUG PARKER, being respectively the President and Treasurer of YLD/CLEAN FUELS, INC., certify that;

         1. Laura L. Parker has been and continues to be the President of the corporation. Doug Parker has been and continues to be the Treasurer of the corporation.

         2. At a meeting of the Board of Directors of the corporation duly held at Huntington Beach, California, on May 27, 1997, the board unanimously approved and adopted the following amendment of ARTICLE ONE of the Articles of Incorporation of this corporation.

                     "ARTICLE ONE: The name of this corporation shall be ADVANCED FUEL FILTRATION SYSTEMS, INC."

         3. The shareholders of all of the 167 outstanding shares of common stock of the corporation, have unanimously adopted and approved the same on May 27, 1997, both by written consent and written resolution, both of which have been duly filed with the Secretary of the corporation.

         In witness whereof, the undersigned have executed this Certificate of Amendment on September 27, 1997.

         We declare under penalty of perjury under the laws of the state of California that the foregoing is true and correct.


/s/ Laura L. Parker
--------------------------------
LAURA L. PARKER, PRESIDENT


/s/ Doug Parker
--------------------------------
DOUG PARKER, TREASURER

                              STATE OF CALIFORNIA

                               SECRETARY OF STATE



         I, BILL JONES, secretary of state of the state of California, hereby certify:

         That the attached transcript has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

                                                   IN WITNESS WHEREOF, I execute
                                            this certificate and affix the Great
                                            Seal of the state of California this



[SEAL OF THE STATE OF CALIFORNIA]

                                  ATTACHMENT C
                                    BYLAWS OF
                     ADVANCED FUEL FILTRATION SYSTEMS, INC.

                                    BYLAWS OF
                             YLD/CLEAN FUELS, INC.
                            A California Corporation


                             ARTICLE I. SHAREHOLDERS

         SECTION ONE. ANNUAL MEETING

         (a) An annual meeting of shareholders shall be held in each year on the 6TH day in the month of OCTOBER at 10:00 o'clock a.m., unless such day should fall on a legal holiday, in which event the meeting shall be held at the same hour on the next succeeding business day that is not a legal holiday. Annual meetings shall he held at the principal executive office of the corporation or at such other place within the state of California as may be determined by the Board of Directors and designated in the notice of such meeting.

         (b) If in any year, the election of directors is not held at the annual meeting of shareholders or an adjournment thereof, the Board of Directors shall call a special meeting of shareholders as soon thereafter as reasonably possible for the purpose of holding such election and transacting such other business as may properly be brought before the meeting. In the event the Board of Directors fails to call a special meeting within two months after the date prescribed for the annual meeting, any shareholder may call such a meeting, and at such a meeting the shareholders may elect directors and transact all other business brought before the meeting.

         (c) No change in the time or place of a meeting for the election of directors may be made within twenty (20) days of the date for which such meeting is scheduled, and written notice of any change in the date of such a meeting must be given to each shareholder of record at least ten (10) days prior to the date for which any such meeting is rescheduled.

         (d) Any shareholders' meeting, annual or special, may be adjourned from time to time by the affirmative vote of a majority of the shares represented at such meeting either in person or by proxy. An adjournment may BE voted regardless of whether a quorum is present. When a shareholders' meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting must be given as in the case of an original meeting. When a meeting is adjourned for less than forty-five (45) days, no notice of the time and place of the adjourned meeting need be given other than by announcement at the meeting at which the adjournment is voted, unless after the adjournment a new record date is fixed for the adjourned meeting.

         SECTION TWO: SPECIAL MEETINGS. Special meetings of shareholders may be called for any purpose. Such meetings may be called at any time by the Chairman of the Board, the President, the Board of Directors, or by holders of shares entitled to cast not less than Ten Percent (10%) of the votes at the meeting. On the written request of any person or persons entitled to call a special meeting, secretary shall inform the Board of Directors as to such call., and the Board shall fix a time and place for the meeting. If the Board fails to fix such a time and place, the meeting shall he held at the principal executive office of the Corporation at the time fixed by the secretary.

         SECTION THREE: ACTON BY WRITTEN CONSENT. Any action required by law to be taken at a meeting of the shareholders, except for the election of directors, and any other action that may be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, if the consents of all shareholders entitled to vote were solicited in writing. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

         SECTION FOUR: NOTICE OF MEETINGS. Written notice stating the place, day. and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting either personally or by mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located, to each shareholder of record entitled to vote at the meeting. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice in accordance with the provisions of this section executed by the secretary.. assistant secretary or any transfer agent shall be prima facie evidence of the giving of the notice.

         SECTION FIVE: WAIVER OF NOTICE. A shareholder may waive notice of any annual or special meeting by signing a written notice of waiver either before or after the date of such meeting.

         SECTION SIX: RECORD DATE.

         (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose. the Board of Directors may fix, in advance, a date as the record date for a determination of shareholders for any of the purposes enumerated in Paragraph (a) above, Such date shall be not more than sixty (60) days, and for a meeting of shareholders, not less than ten (10) days, or in the case of a meeting at which a merger or consolidation will be considered, not less than twenty (20) days, immediately preceding such meeting.

         (b) If a record date is not fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the record date shall be at the close of business on the business day next preceding the day on which the meeting is held.

         (c) If no record date is fixed, the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

         (d) If no record date is fixed, the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth
(60th) day prior to the date of such other action, whichever is later.

         (e) When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment of such meeting, unless the Board fixes a new record date for the adjourned meeting.

         SECTION SEVEN: QUORUM. The presence, at any shareholders' meeting, in person or by proxy, of persons entitled to vote a majority of the shares of the corporation then outstanding shall constitute a quorum for the transaction of business. In determining whether quorum requirements for a meeting have been met, any share that has been enjoined from voting or that for any reason cannot be lawfully voted shall not be counted.

         SECTION EIGHT: PROXIES. Every person entitled to vote at a shareholders' meeting of the corporation, or entitled to execute written consent authorizing action in lieu of a meeting, may do so either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

         SECTION NINE: Except in elections for directors, in which each shareholder shall have the right to cumulate his votes, each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. The affirmative vote of the majority of shares represented at a meeting at which a quorum is present shall be the act of the shareholders unless the vote of a greater number or a vote by classes is required by the Articles of Incorporation, these bylaws, or the laws of the state of California.

         SECTION TEN: ORDER OF BUSINESS. The order of business at the annual meeting of shareholders and, insofar as possible, at all other meetings of shareholders, shall be as follows:
                    (a) Call to order.
                    (b) Proof of notice of meeting.
                    (c) Reading and disposing of any unapproved minutes.
                    (d) Reports of officers.
                    (e) Reports of committees.
                    (f) Election of directors.
                    (g) Disposition of unfinished business.
                    (h) Disposition of new business.
                    (i) Adjournment.

                         ARTICLE II. BOARD OF DIRECTORS

         SECTION ONE: GENERAL POWERS. Subject to the limitations of the Articles of lncorporation, these bylaws, and the California General Corporation Law concerning corporate action that must be authorized or approved by the shareholders of the corporation, all corporate powers shall be exercised by or under the authority of the Board of Directors. and the business and affairs of the corporation shall be controlled by the Board.


         SECTION TWO: NUMBER, QUALIFICATIONS, AND ELECTION, The Board of Directors shall consist of seven (7) persons. The number of directors may be increased or decreased from time to time by approval of the outstanding shares, Directors of the corporation shall be elected at the annual meeting of shareholders, or at a meeting held in lieu thereof as provided in Article I, Section One (b), above, and shall serve until the next succeeding annual meeting and until their successors have been elected and qualified.

         This corporation requiring only one director, and so long as there is only one director, then any reference herein to notices, waivers, consents, meeting or other actions by a majority or quorum of the directors shall be deemed to be the exclusive rights, powers, duties and responsibilities of said sole director, otherwise described herein as given to a Board of Directors.

         SECTION THREE: MEETINGS.

         (a) The Board of Directors shall hold an organizational meeting immediately following each annual meeting of shareholders. Additionally, regular meetings of the Board of Directors shall be held at such times as shall be fixed from time to time by resolution of the Board.

         (b) Special meetings of the Board may be called AT any time by the President, or, if the president is absent or if unable or refuses to act, by any vice-president or by any two members of the Board.

         (c) Notice need not be given of regular meetings of the Board, nor need notice be given of adjourned meetings. Notice of special meetings shall be in writing by mail at least four (4) days prior to the date of the meeting or by forty-eight hours' notice delivered personally or by telephone or telegraph, Neither the business to be transacted at nor the purpose of any such meeting need be specified in the notice. Attendance of a director at a meeting shall constitute a waiver of notice of that meeting except when the director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.


         SECTION FOUR: QUORUM AND VOTING. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, and the acts of a majority of directors present at a meeting at which a quorum is present shall constitute the acts of the Board of Directors.

** As amended at Special Meeting of June 3, 1996.

if, at any meeting of the Board of Directors, less than a quorum is present, a majority of those present may adjourn the meeting, from Lime to time, until a quorum is present. if the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment

         SECTION FIVE: VACANCIES.

         (a) A vacancy in the Board of Directors shall exist on the happening of any of the following events:

         (1) A director dies, resigns, or is removed from office:
         (2) The authorized number of directors is increased without the simultaneous election of a director or directors to fill the newly authorized position;
         (3) The shareholders at any annual, regular, or special meeting at which directors are to be elected, elect less than the number of directors authorized to be elected at that meeting;
         (4) The Board of Directors declares vacant the office of a director who has been adjudicated of unsound mind or has been finally convicted of a felony or, within thirty (30) days after notice of his election to the Board, neither accepts the office in writing, nor attends a meeting of the Board of Directors.

         A reduction in the authorized number of directors does not remove any director from office prior to the expiration of his term of office.

         (b) A vacancy in the Board of Directors, except a vacancy occurring by the removal of a director, may be filled by the vote of a majority of the remaining directors, even though less than a quorum is present. Each director so elected shall hold office for the unexpired term of his predecessor in office. Any directorship that is to be filled as a result of an increase in the number of directors must be filled by election at any annual or special meeting of shareholders called for that purpose.

         SECTION SIX: REMOVAL.

         (a) At any regular meeting of shareholders, or at any special meeting called for such purpose. any director or directors may be removed from office, with or without cause, by approval of the outstanding shares, except that if less than all the directors are to be removed, no individual director may be removed if the number of votes cast against his removal would be sufficient, if voted cumulatively at an election of the whole Board, to elect such director.

         (b) New directors may be elected by the shareholders for the unexpired terms of directors removed from office at the same meetings at which such removals are voted. If the shareholders fail to elect persons to fill the unexpired terms of removed directors, uch terms shall be sidered vacancies to be filled by the remaining directors as provided in Section Five, above.

         SECTION SEVEN: COMPENSATION. Directors including directors also serving the corporation in another capacity and receiving separate compensation therefor shall be entitled to receive from the corporation as compensation for their services as directors such reasonable compensation as the Board may from time to time determine, and shall also he entitled to reimbursement for any reasonable expenses incurred in attending meetings of directors.

         SECTION EIGHT: INDEMNIFICATION. The corporation shall indemnity all persons who have served or may serve at any time as officers or directors of the corporation and heirs, executors, administrators, successors, and assigns, from and against any and all loss and expense, including amounts paid in settlement before or after suit is commenced, and reasonable attorneys' fees, actually and necessarily incurred as a result of any claim, demand, action, proceeding, or judgment that may be asserted against any such persons, or in which any such persons are made parties by reason of their being or having been officers or directors of the corporation. However, this right of indemnification shall not exist in relation to matters as to which it is adjudged in any action, suit, or proceeding that any such persons are liable for negligence or misconduct in the performance of duty.

         SECTION NINE: COMMITTEES.

         (a) The Board of Directors may, by resolution adopted by a majority of the whole Board, in the event that the number of directors of this corporation is increased by approval of the outstanding shares, designate two or more directors to constitute an executive committee which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation, except that such committee shall have no authority in reference to amending the Articles of Incorporation, adopting a plan of merger OR consolidation, suggesting to shareholders the sale, lease, exchange, mortgage, or other disposition of all or substantially all of the property and assets of the corporation other than in the usual course of business, recommending to the shareholders a voluntary dissolution or a revocation thereof, amending, altering, or repealing any provision of these bylaws, electing or removing directors or officers of the corporation, or members of the executive committee, declaring dividends. or amending, altering, or repealing any resolution of the Board of Directors which, by its terms, provides that it shall not be amended, altered, or repealed by the executive committee. The Board of Directors shall have power at any time to fill vacancies in, to change the size or membership of, and to discharge any such committee.

         (b) Any such executive committee shall keep a written record of its proceedings and shall submit such record to the whole Board at each regular meeting thereof and at such other times as may be requested by the Board. However, failure to submit such record, or failure of the Board to approve any action indicated therein shall not invalidate such action to the extent it has been carried out by the corporation prior to the time the record thereof was or should have been submitted to the Board as provided herein.

                              ARTICLE III. OFFICERS


         SECTION ONE: ENUMERATION OF OFFICES. The corporation shall have as officers President, a secretary, and a chief financial officer. The Board of Directors, in its discretion, may appoint a Chairman of the Board, one or more vice-presidents, one or more assistant secretaries, one or more assistant financial officers. and such other officers as the business of the corporation may require.

         section two: ELECTION AND TERM OF OFFICE. The principal officers of the corporation shall be elected by the Board of Directors at its organizational meeting immediately following the annual meeting of shareholders or as soon thereafter as is reasonable possible. Subordinate officers may be elected from time to time as the Board may see fit. Each officer shall hold office until his successor is elected and qualified, or until his resignation, death or removal.

         SECTION THREE: REMOVAL. Any officer may be removed from office at any time, with or without cause, on the affirmative vote of a majority of the Board of Directors. Removal shall be without prejudice to any contract of rights of the officer removed.

         SECTION FOUR: VACANCIES. Vacancies in offices, however occasioned, may be filled by election by the Board of Directors at any time for the unexpired terms of such offices.

         SECTION FIVE: PRESIDENT; POWERS AND DUTIES. Subject to any supervisory duties that may be given by the Board of Directors to any chairman of the board, the president shall be the principal executive officer of the corporation. Subject to the control of the Board of Directors, the president shall supervise and direct generally all the business and affairs of the corporation. The president shall preside at all meetings of shareholders at which he is present. In the absence of the chairman of the board, or if there is no such chairman, the president shall preside at all meetings of the Board of Directors at which he is present. The president may sign, with the secretary or any other officer of THE corporation so authorized by the Board of Directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments that the Board of Directors has authorized for execution, except when the signing and execution thereof has been expressly delegated by the Board of Directors or these bylaws to some other officer or agent of the corporation or is required by law to be otherwise signed or executed. The president shall also make reports to the Board of Directors and shareholders and in general shall perform all duties as may he prescribed from time to time by the Board of Directors.

         SECTION SIX: VICE PRESIDENT; POWERS AND DUTIES. In the absence of the president of the corporation, or in the event of his death or inability or refusal to act, the vice-president, such officer be elected by the Board of Directors in its discretion, shall perform the duties of the president and, when so acting, shall art with all of the powers of and be subject to all of the restrictions on the president. In the event more than one vice-president is elected, the vice-presidents shall serve in the capacity of the president in the order designated at the time of their election, or, in the absence of any such designation, in the order of their election. Any vice-president may sign share certificates with the secretary or an assistant secretary, The vice-president or vice-presidents shall also perform such other duties as may be assigned, from time to time. by the president or the Board of Directors.

         SECTION SEVEN: CHIEF FINANCIAL OFFICER; POWERS AND DUTIES. The chief financial officer of the corporation shall have the following powers and duties:

         (a) To be custodian and take charge of and be responsible for all funds and securities of the corporation;
         (b)To receive and give receipts for money doe and paid to the corporation from any source whatsoever;
         (c) To deposit all such monies paid to the corporation in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of these bylaws;
         (d) To perform all of the duties incidental to the office of treasurer and such other duties as may be assigned to the chief financial officer, from time to time, by the president or the Board of Directors;
         (e) To give a bond for faithful discharge of his duties when required to do so by the Board of Directors.

         SECTION EIGHT: SECRETARY; POWERS AND DUTIES. The secretary of the corporation shall have the following powers and duties:

         (a) To keep the minutes for the meetings of shareholders and of the Board of Directors, in one or more books provided for that purpose;
         (b)To see that all notices are duly given, in accordance with these bylaws or as required by law;
         (c) To be custodian of the corporate records and the seal of the corporation;
         (d) To see that the seal of the corporation is affixed to all documents duly authorized for execution under seal On behalf of the corporation;
         (e) To keep a register of the post-office address of each shareholder whose address shall be furnished to the secretary by the shareholder;
         (f) To sign with the president, or a vice-president., certificates for corporate shares the issuance of which have been authorized by resolution of the Board of Directors;
         (g) To have general charge of the stock transfer books of the corporation; and
         (h) To perform all duties incidental to the office of secretary and such other duties as may be assigned to the secretary, from time to time, by the president or the Board of Directors.

         SECTION NINE: SUBORDINATE OFFICERS. Other subordinate officers, including without limitation an assistant financial officer and an assistant secretary or secretaries may be appointed by the Board of Directors from time to time, and shall exercise such powers and perform such duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted by the Board of Directors from time to time.

         SECTION TEN: ABSENCE OR DISABILITY OF OFFICERS. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in his place during his absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer, or to any director, or to any other person whom it may select.

         SECTION ELEVEN: SALARIES. The salaries of all officers of the corporation shall be fixed from time to time by the Board of Directors. No officer shall be disqualified from receiving a salary by reason of his also being a director, whether or not he receives compensation therefor.

         SECTION TWELVE: REPAYMENT OF EXCESSIVE COMPENSATION. The officers of the corporation shall be and remain at all times liable to repay to the corporation all amounts paid to such officers by the corporation as salary or other compensation to the extent such amounts have been disallowed to the corporation as deductions in computing the federal income taxes of the corporation.


                         ARTICLE IV. STOCK CERTIFICATES

         SECTION ONE: FORM. The shares of the corporation shall be represented by certificates signed by the chairman or a vice-chairman of the Board of Directors, if any, or the president or a vice-president, and by the chief financial officer or an assistant financial officer or the secretary or an assistant secretary. Any and all of such signatures may be facsimile. Each such certificate shall also state:

         (1) The name of the record holder of the shares represented by such certificate;
         (2) The number of shares represented thereby;
         (3) A designation of any class or series of which such shares are a part;
         (4) That the shares are without par value;
         (5) The restrictions on transfer of such shares;

         SECTION TWO: SUBSCRIPTIONS FOR STOCK. Unless otherwise provided in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times as shall he determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series, as the case may be. In case of default in the payment of any installment or call when such payment is due. the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

         SECTION THREE: TRANSFERS. Transfer of shares of the corporation shall be made in the manner specified in the California Uniform Commercial Code, The corporation shall maintain stock transfer books, and any transfer shall be registered thereon only on request and surrender of the stock certificate representing the transferred shares, duly endorsed, Additionally, the Board of Directors may appoint one or more registrars as custodians of the transfer books, and may require all transfers to be made with and a l share certificates to bear the signatures of any of them. The corporation shalt have the absolute right to recognize as the owner of any shares of stock issued by it, for all proper corporate purposes, including the voting of such shares and the issuance and payment of dividends on such shares, the person or persons in whose name the certificate representing such shares stands on its books. However, if a transfer of shares is made solely for the purpose of furnishing collateral security, and if such fact is made known to the secretary of the corporation, or to the corporation's transfer agent or transfer clerk, the record entry of such transfer shall state the limited nature thereof.

         Section FOUR: DESTROYED AND STOLEN CERTIFICATES. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed, stolen, or mutilated, except on production of such evidence and provision of such indemnity to the corporation as the Board of Directors may prescribe.

                          ARTICLE V. CORPORATE ACTIONS

         SECTION ONE: CONTRACTS. The Board of Directors may authorize any officer or officers, or any agent or agents of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION TWO: LOANS. No loans shall be made by the corporation to its officers or directors, and no loans shall be made by the corporation secured by its shares. No loans shall be made or contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION THREE: CHECKS, DRAFTS, OR ORDERS. All checks, drafts, or other orders for the payment of money by or to the corporation, and all notes and other evidence of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agents or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         SECTION FOUR: BANK DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks. trust companies, or other depositories as the Board of Directors may select.

         SECTION FIVE: VOTING SECURITIES FIELD BY THE CORPORATION. Unless otherwise ordered by the Board of Directors, the president, or any vice-president and the secretary or an assistant secretary of the corporation shall have authority to vote, represent, and exercise on behalf of the corporation all rights incidental to any and all shares of any other corporation standing in the name of the corporation. Such authority may be exercised by the designated officers in person or by proxy.


                            ARTICLE VI. MISCELLANEOUS


         SECTION ONE: REPORTS TO STOCKHOLDERS. The Board of Directors shall cause an annual report to be sent to the shareholders of the corporation, not later than One hundred and twenty (120) days after the close of the fiscal year of the corporation. Such report shall include a balance sheet as of the close of the fiscal year of the corporation and an income statement and statement of changes in financial position for such fiscal year. Such financial statements shall be prepared from and in accordance with the books of the corporation, in conformity with generally accepted accounting principals applied on a consistent basis, and shall be certified by an independent certified public accountant.


                   SECTION TWO: INSPECTION OF CORPORATE RECORDS. The corporation shall keep correct and complete books and records of account and shall also keep minutes of all meetings of shareholders and directors. Additionally, a record shall be kept at the principal executive office of the corporation, giving the names and addresses of all shareholders and the number and class or classes of shares held by each. Any person who is the holder of a voting trust certificate or who is the holder of record of at least five (5%) percent of the outstanding voting shares of the corporation shall have the right to examine and copy, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the books and records of account of the corporation, the minutes, and the record of shareholders.

         On the written request of any shareholder, the corporation shall mail to such shareholder within fourteen (14) days after receipt of such request, a balance sheet as of the close of its latest fiscal year and a profit and loss statement for such fiscal year. If such request is received by the corporation before such financial statements are available for its latest fiscal year, the corporation shall mail such financial statements within fourteen (14) days after they become available, but in any event within one hundred and twenty (120) days after the close of its latest fiscal year.

         SECTION THREE: INSPECTION OF ARTICLES OF INCORPORATION AND BYLAWS. The original or a copy of the Articles of Incorporation and Bylaws of the corporation, as amended or otherwise altered to date, and certified by the secretary of the corporation, shall, at all times, be kept at the principal executive office of the corporation. Such articles and bylaws shall be open to inspection by all shareholders of record or holders of voting trust certificates at all reasonable times during the business hours of the corporation.

         SECTION FOUR: FISCAL YEAR. The fiscal year of the corporation shall begin on the 1st day of January of each year and end at midnight on the 31st day of December of the following year.

         SECTION Fine: CORPORATE SEAL. The Board of Directors shall adopt an official seal for the corporation, which shall be circular in form and be inscribed with the name of the corporation, the state of incorporation, and the date of incorporation.

                             ARTICLE VII. AMENDMENTS

         These bylaws may be altered, amended, or repealed by a majority vote of the Board of Directors.

         THIS IS TO CERTIFY that I am the duly elected, qualified and acting secretary of YLD/CLEAN ELS, INC., a California corporation, and that the above and foregoing Bylaws were adopted as the Bylaws of said corporation on the 6Th day of the month of OCTOBER, 1995, by the persons elected first directors of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand this 6TH day of OCTOBER, 1995.




                                             /s/ Yoldanda Groscost
                                             -----------------------------
                                             YOLDANDA GROSCOST
                                             Secretary